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            ADDENDUM TO PROMISSORY NOTE


The Promissory Note attached hereto is hereby amended as follows:

     1. The "DEFAULT" section of the Promissory
Note is hereby amended in its entirety and superseded by the following:

     "DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant or condition contained in his Note or any agreement related to this Note; (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or. sales agreement or any other agreement in favor of any other creditor or person that may materially affect Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related
     Documents; (d) any representation or
     statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at any time made or furnished; (e)
     Borrower dissolves (regardless of whether election to continue is made), Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (f) any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest including a garnishment of any of Borrower' s accounts with Lender; (g) any of the events described in this default
     Section occurs with respect to any guarantor of this Note; (h) any guarantor dies;
     provided that the death of any guarantor shall not be an Event of Default if the guarantor's estate unconditionally assumes the obligations arising under the guaranty;
     (i) any of the other events described in this default section occurs with respect to any guarantor of this Note; or (j) a material adverse change occurs in Borrower's financial condition.

     If any default, other than a default in
     payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days;
     or (b) if the cure requires more than fifteen
     (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

     2. The following provision shall be included in the Promissory Note:

     "Upon payment of all amounts evidenced by this Note, Lender shall deliver the original
     Note to Borrower, marked `Paid In Full'."
      By their signatures set forth below, Lender and Borrower acknowledge and agree that this Addendum shall be incorporated into and deemed to be a part of the Promissory Note, and that in the event of a conflict between the terms of this Addendum and the attached Promissory Note, the terms of this Addendum shall control.

               Lender:
               U.S. BANK OF WASHINGTON
               National Association

               By:  /s/ Monica M. Rhule
                   -----------------------
               Its:  Loan Administrative Officer

               Borrower:
               EMERITUS PROPERTIES VI, INC.,
               a Washington corporation

               By:  /s/ Raymond R. Brandstrom
                    --------------------------
               Its:  President